Exhibit 99

LEASE AGREEMENT

THIS LEASE (the “Lease” is executed this ___ day of _____, 2005, by and between France Edina, Property LLP, a North Dakota limited partnership (“Landlord”), and REGIS Inc., a Minnesota corporation (“Tenant”).

WITNESSETH:

Article 1 – Lease of Premises

Section 1.01. Basic Lease Provisions and Definitions.

A.	Leased Premises (legally described on Exhibit A attached hereto): All of the rentable square footage of the building at 4401 W. 76th St., Edina, Minnesota 55435 (“Property”);

B.	Rentable Area of the Property: Approximately 102,448 square feet. At Tenant’s election, upon delivery of the Property to Tenant, Tenant may re-measure the Property. If the total area of the Property is found to be less than or greater than the area as set forth in this Section, then Landlord and Tenant shall execute an amendment to the Lease to correct the discrepancy in the total area of the Property, for all purposes of this Lease. If Tenant does not request a re-measurement of the Property, the Rentable Area of the Property stated in this Section shall be deemed accepted by the parties hereto for all purposes of this Lease.

C.	Tenant’s Proportionate Share: 100.00%;

D.

Months	Premises	Net Rent/rsf	Annual Installment		Monthly Installment
1-8	51,224 sf	$9.50	$		$40,552.33
9-32	102,448 sf	$9.50		$973,256.00	$81,104.67
33-44	102,448 sf	$9.75		$998,868.00	$83,239.00
45-56	102,448 sf	$10.00		$1,024,480.00	$85,373.33
57-68	102,448 sf	$10.25		$1,050,092.00	$87,507.67
69-80	102,448 sf	$10.50		$1,075,704.00	$89,642.00
81-92	102,448 sf	$10.75		$1,101,316.00	$91,776.33
93-104	102,448 sf	$11.00		$1,126,928.00	$93,910.67
105-116	102,448 sf	$11.25		$1,152,540.00	$96,045.00
117-128	102,448 sf	$11.75		$1,203,764.00	$100,313.67

E.	Landlord’s Share of Expenses: N/A;

F.	Lease Term: One Hundred Twenty Eight (128) Months;

G.	Commencement Date: Tenant’s rental payments shall begin to accrue on the day which Tenant’s work and leasehold improvements to the “Property” are substantially completed, as evidenced by the issuance of a certificate of occupancy by the local building authority, but in no event later than October 1, 2005.

H.	Security Deposit: None;

I.	Guarantor(s): REGIS Corporation. Terms are defined in Exhibit “C-4”;

J.	Brokers: CRESA Partners representing Tenant and CB Richard Ellis, Inc. representing Landlord;

K.	Permitted Use: Tenant may use the Property for general office purposes or for any other lawful use.

L.	Addresses for notices:

Landlord:	Goldmark Management
5001 W. 80th Street
Suite 675
Bloomington, MN 55435

Tenant:	REGIS Inc.
7201 Metro Blvd.
Edina, MN 55439

With a copy to

REGIS, Inc. 7201 Metro Blvd. Edina, MN 55439 Attn: Legal Dept. and

Landlord’s address for rental and other payments:

Goldmark 5001 American Blvd. W., Suite 675 Bloomington, MN 55437

Tenant’s address for purposes of invoices and other demands for payment
Goldmark 5001 American Blvd. W., Suite 675 Bloomington, MN 55437

     Section 1.02. Property. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Property.

ARTICLE 2 – TERM AND POSSESSION

     Section 2.01. Term. The term of this Lease (“Lease Term”) shall be the period of time as set forth in Section 1.01 (F) and shall commence on October 1, 2005 (“Commencement Date”) in accordance with the terms and provisions of Section 1.01G above.

     Upon the Commencement Date and at the written request of Landlord, Tenant shall execute a letter of understanding in substantially the form attached hereto as Exhibit B and made a part hereof, acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Property for occupancy and that the condition of the Property (including any Tenant finish improvement constructed thereon) was at the time satisfactory and in conformity with the provisions of this Lease in all respects (or if the condition of the Property is not satisfactory and in conformity with the provisions of this Lease in all respects (or if the condition of the obligations of Landlord). Such letter of understanding shall become a part of this Lease. If Tenant takes possession of and occupies the Property without executing the letter of understanding within ten (10) days after Landlord’s written request therefore, Tenant shall be deemed to have accepted the Property as described above.

     Section 2.02 Construction.

     A. Landlord’s Allowance and Compliance. Without limiting the foregoing, Landlord shall provide Tenant upon Lease Commencement with a Tenant finish improvement allowance equal to two million, five hundred sixty one thousand, two hundred dollars ($2,561,200.00) (“Landlord Allowance”). Landlord’s Allowance shall be applied solely toward Tenant’s cost of construction (the “Finish Work”) including, without limitation, the construction Tenant’s office finish work, restrooms, including demising walls; interior finishes, electric, plumbing and heating, ventilating and air-conditioning work, and all other work, labor and materials necessary to complete the Finish Work, all as more particularly set forth in plans and specifications to be prepared by Tenant’s architect, a written description of which shall be approved by Tenant and Landlord and attached hereto as Exhibit “C-1” (“Interior Plans and Specifications”). The cost of any Finish Work which exceeds the amount of Landlord’s Allowance shall be paid solely by Tenant. Tenant shall be free to manage all aspects of the construction of Tenant Improvements using contractors and vendors of their own choosing, with reasonable Landlord approval. Landlord shall be given reasonable approval rights over Tenant’s plans but shall not be entitled to collect any supervision or plan review fees in conjunction with Tenant’s work. At the time of receipt, Tenant shall provide Landlord with the following:

1.	Sworn Construction Statement;

2.	Lien waivers or within thirty (30) days of receiving the allowance such Lien waivers for payments set forth on the Sworn Construction Statement.

     Notwithstanding Tenant shall not allow for any Liens to be placed on the property, or shall provide an escrow in an amount satisfactory to the First Mortgage Lender and Title in lieu of such Lien waiver. In addition to the allowance set forth above, Landlord shall provide an additional allowance as follows:

1.	New roof; materials, installation, warranty;	$272,962.00
2.	Equipment and installation of packaged rooftop units;	$140,000.00
3.	Chip coating and striping of lot;	$19,500.00
	If Tenant elects to seal coat at a lesser price then Tenant will reimburse savings to Landlord.
4.	Fourteen (14) 12’x7’ 6 panel windows per plan documents by Welman Sperides. Demolition, installation and clean up.	$247,363.00
	If Landlord can provide a bid acceptable to Tenant, which is lower than $247,363.00, then Tenant shall reimburse savings to Landlord.

Collectively these four items shall be referred to as the “Base Property Finish”. Tenant agrees to apply such funds to completion of the Base Property Finish with specifications not less than those provided to Tenant by Landlord and attached to this lease as Exhibit C-2.

     B. Project Design Schedule and Permits. The Shell Plans and Specifications and the Interior Plans and Specifications shall be designed and the Shell Work and Finish Work shall be constructed by Tenant in a good and workmanlike manner and in accordance with the “Project Schedule” attached hereto as Exhibit “C-3”. Tenant shall apply for and obtain as expeditiously as possible at its sole cost and expense, all permits, licenses and certificates necessary for the construction of the Shell Work and Finish Work and for the occupancy thereof by Tenant.

     C. Substantial Completion, Possession and Commencement Date. (i)Tenant shall certify in writing to Landlord that Property have been completed in substantial accordance with the Interior Plans and Specifications, (ii) Tenant shall have obtained all necessary governmental approvals and inspections for Tenant’s occupancy of the Property, (iii) the project architect, shall certify in writing to Tenant as to those same matters in (i), (ii), and (iv) the issuance of a temporary certificate of occupancy of the Property for the Permitted Use.

     D. Tenant Caused Delays. “Tenant Caused Delays” shall mean any delay caused by or resulting from the following or any combination of the following (provided the following actually results in a delay to the Substantial Completion of the Property): (1) failure of Tenant to comply with the Project Schedule; (2) failure of Tenant to cooperate with Landlord and respond promptly to any reasonable request of Landlord; or (3) Tenant’s fixturing of the Property prior to the Commencement Date, to the extent such work causes a delay. Tenant caused delays shall not delay the Commencement Date.

     E. Warranty. Landlord hereby warrants that the roof top HVAC unit(s), shall be in good working condition for a period of three (3) years from Commencement Date, routine maintenance (except as to Landlord’s obligations herein) and ordinary wear and tear excepted. The foregoing warranties cover all materials, labor and equipment for replacement, should a unit or any portion thereof need replacement, but does not cover consequential damages, such as lost profits or opportunity, incurred by the Tenant. In addition to the foregoing, upon the Commencement Date, Landlord shall enforce for the benefit of Tenant all warranties and guarantees relating to the unit(s). Tenant shall not take any action which shall invalidate any of the foregoing warranties and shall provide Landlord with written notice of all warranty claims. Tenant will notify Landlord promptly upon discovery of any potential problems which may be covered under the foregoing warranties. Without limiting Landlord’s duty to perform repairs under any warranties contained herein, the extent and performance of any replacements required under, the foregoing warranties will be mutually agreed to between Landlord and Tenant so as to minimize the disruption to Tenant’s business operations.

     It is the intention of the parties that Landlord’s responsibility shall be for the replacement of major components of the unit(s) only. Routine operational and maintenance costs shall be borne by the Tenant. Landlord shall be allowed to inspect and survey the units during the term of this Lease at Landlord’s expense.

     F. Early Occupancy. Landlord will allow Tenant to take possession of the Property upon full execution of the Lease. The date Landlord permits Tenant to take possession of the Property as provided above shall be the “Early Occupancy Date”. Landlord agrees to use commercially reasonable efforts to not interfere with Tenant’s possession of the Property as of the Early Occupancy Date. Tenant agrees to coordinate the foregoing work with the work of Landlord such that Tenant’s work does not interfere with or delay Landlord’s work; provided, however, that except for Landlord’s negligence or willful misconduct, neither Landlord not any of Landlord’s affiliates shall have any responsibility or liability whatsoever for any injury (including death) to persons or loss or damage to any of Tenant’s leasehold improvements, fixtures, equipment or any other materials installed or left in the Property prior to the Commencement Date. All of the terms and conditions of this Lease will become effective upon the Early Occupancy Date except for the payment of Minimum Annual Rent and Additional Rent which will commence on the Commencement Date. Tenant will be required to maintain adequate insurance during the early occupancy period. Payment of all utilities during this period will be the responsibility of Tenant.

     Section 2.03. Surrender of the Premises. In the event Tenant does not exercise the Purchase Option I or II set forth below, upon the expiration or earlier termination of this Lease Tenant shall immediately surrender the Property to Landlord in the condition and repair received as of the Commencement Date, reasonable wear and tear, casualty and condemnation excepted. Tenant shall also remove its personal property, trade fixtures and, subject to Section 7.02, and of Tenant’s alterations from the Property and promptly repair any damage caused by such removal, and restore the Property to the condition existing upon the Commencement Date, reasonable wear and tear excepted. If Tenant fails to comply with this Section 2.03, Landlord may restore the Property to the condition required herein, and Landlord may cause all of the property which Tenant was obligated to remove to be removed and all restoration to be completed at Tenant’s expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within thirty (30) days following Landlord’s written demand therefore shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant’s cost without thereby incurring any liability to Tenant. Tenant will promptly remove all of Tenant’s cabling from the Property. The provisions of this section shall survive the expiration or other termination of this Lease.

     Section 2.04. Holding Over. If Tenant retains possession the Property after the expiration or earlier termination of this Lease, Tenant shall become a Tenant from month to month at one hundred fifty percent (150%) of the Gross Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Property to Landlord upon Tenant being given thirty (30) days’ prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

     If Landlord and Tenant are in good faith negotiation during the hold over period, and an agreement is consummated between the parties to continue a Landlord/Tenant relationship, all rental payments under the new agreement (“New Rental Payments”) shall be retroactive to the first day of the hold over period. Any Hold Over Payments made by Tenant in excess of the New Rental Payments shall be a credit to the New Rental Payments first coming due, and any deficiency between the New Rental Payment and the Hold Over Payments made during the hold over period shall be paid by Tenant to Landlord with the first New Rental Payments. All other conditions, provisions and obligations of the Lease shall remain the same and in full force and effect.

Article 3 - Rent

     Section 3.01. Base Rent. Landlord and Tenant do each state and represent that it is the intention of each of them that this Lease be interpreted and construed as an absolute net lease and that all Basic Rent and Additional Rent to the extent required below, will be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff, except as may be expressly permitted in this Lease.

     It is the further express intent of Landlord and Tenant that, except as otherwise expressly provided herein: (i) the obligations of Landlord and Tenant hereunder will be separate and independent covenants and agreements and that the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, will commence at the times provided herein and will continue to be payable in all events unless the obligations to pay the same will be terminated pursuant to an express provision in this Lease; (ii) all costs or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Property, or any portion thereof, and Tenant’s possession or authorized use thereof during the Term of this Lease, will be paid by Tenant other than as expressly and specifically set forth in this Lease, and all provisions of this Lease are to be interpreted and construed in light of the intention expressed in this Section; (iii) the Basic Rent specified in Article 3 will be absolutely net to Landlord so that Landlord will be paid the entire Basic Rent specified in Article 3 in each year during the Term of this Lease (unless extended or renewed at a different Basic Rent); (iv) all Impositions and Taxes, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Premises, or any portion thereof, (other than as expressly and specifically set forth in this Lease) which may arise or become due during the Term of this Lease, or any extension or renewal thereof, will be paid or discharged by Tenant and (iv) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such costs, fees, charges, expenses, reimbursements and obligations, any interest thereon.

     Section 3.02. Additional Rent. It is the express intention of Landlord and Tenant, that Tenant will be solely responsible for all aspects of the operation and management of the Property, including the management and payment of all items described in Section 3.02 and all items of capital expense, repair and replacement, collectively referred to as “Operating

Expenses”, subject to Section 2.02E and to any warranties provided by vendors or suppliers. Tenant agrees to pay any of the items herein directly to such third parties as are authorized to receive them. Real Estate Taxes and insurance shall be paid as required under any existing mortgage secured by the Property. During the first eight (8) months of the Lease, Landlord will pay to Tenant, on a monthly basis, fifty percent (50%) of all fixed costs including Real Estate Taxes while Tenant will pay one hundred percent (100%) of variable expenses. In no event will “Real estate Taxes” be deemed to include gift, transfer, inheritance, estate, franchise taxes or any tax measured by Landlord’s income. As used herein, “Operating Expense” shall mean any costs or expenses paid or incurred for operation, repair, maintenance, and management of the Property and shall include, but shall not be limited to, the costs and expenses of; (a) water, sewage, disposal, drainage, refuse collection, gas, electricity, light, power, or other utility services; (b) general maintenance and repair of the Property, including the structural components of the Property, (c) maintenance of irrigation and landscaping, replanting where necessary, and keeping the parking area free from litter, dirt, debris, or other obstructions; (d) taxes, assessments or other impositions, general, special, or supplemental, which may be levied, assessed or imposed upon or with respect to the Property, or any part thereof, or personal property at any time situated thereon; (e) casualty, liability and other insurance as may be required by mortgagee of the Property; (f) capital improvements or structural modifications, which costs shall be constructed and paid for by Landlord and then amortized over the useful life of the capital improvements or structural modifications which amortization shall be included in operating costs.

     Section 3.03 Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrate and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the date which is five (5) business days following Tenant’s receipt of Landlord’s overdue notice to the date of payment at the prime rate (as reported in the Wall Street Journal) of interest (“Prime Rate”) plus six percent (6%) per annum. In addition a five (5%) percent Administrative fee will be charged to Tenant by Landlord.

Article 4 – Security Deposit

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Article 5 - Use

     Section 5.01. Use of Property. The Property will be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

     Section 5.02 Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Property and conduct its business thereon in a safe, careful, reputable and lawful manner (provided, however, in no event shall this Section 5.02 be deemed to obligate Tenant to continually use the Property so long as Tenant continues to comply with the obligations and terms set forth herein), (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force relating to Tenant’s use of the Property or any improvement or alteration to the

Property. Tenant shall not do or permit anything to be done in or about the Property which constitutes a nuisance. Tenant shall not overload the floors of the Property. All damage to the floor, structure or foundation of the Property due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, and Tenant shall reimburse Landlord immediately therefore upon demand. Tenant shall not use the Property, or allow the Property to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Property. Landlord and Tenant shall each use their best efforts to negotiate the most favorable rates of insurance, including but not limited to Tenants ability to self insure to the extent acceptable to any mortgagee that requires such insurance on the Property.

     Tenant agrees to keep all of its trash containers, pallets, dumpsters, refuse and waste within its Property (including exterior dock areas) and not outside and agrees no to litter any of the grounds or entries. Tenant is responsible for the cost of the removal of its trash.

     Section 5.03. Landlord’s Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Property: (a) Landlord or Landlord’s agent shall, upon prior reasonable notice to Tenant (except in an emergency when no notice shall be required) be permitted to inspect or examine the Property at any reasonable time. Tenant agrees to repair or maintain any items discovered during such inspection to the extent they are Tenant’s responsibility under the terms of this Lease. During the last eighteen (18) months of the lease term or during any extension term, Landlord shall have the right to notify Tenant in writing of any repairs required to the Tenant that would be the responsibility of Tenant under the terms of this Lease, normal wear and tear excepted, and if Tenant fails to make or fails to commence to make such repairs within thirty (30) days of such notice, then Landlord shall have the right to make such repairs to the Property; provided that any repairs made by Landlord shall be at Tenant’s cost. Landlord shall have the right to make any repairs to the Lease Premises at any reasonable time and Landlord shall have the right to make any repairs to the Lease Premises, which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant’s expense, except as provided in Section 7.01 hereof. Subject to the terms contained herein and except for Landlord’s negligence or willful misconduct, Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination this Lease, or entitle Tenant to any abatement of rent therefore. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to notify Tenant and to not interfere with Tenant’s use of the Property in connection with its right as set forth is this Section 5.03.

article 6 – Utilities and Services

     Section 6.01 Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Property. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other building service, unless such failure or interruption was caused by Landlord’s negligence or Landlord’s intentional misdeeds.

Article 7 – Maintenance and Repair

     Section 7.01. Tenant’s Responsibility. During the term of this Lease, Tenant shall maintain in good condition and repair, and replace as necessary, the electrical systems, heating and air conditioning systems subject to Landlord’s obligations, as set forth herein, sprinkler and plumbing systems of the Property.

     Section 7.02 Alterations. Tenant shall not permit alterations to the foundation, roof, HVAC System, windows, exterior doors, walls, parking lot or to any item existing outside of the Property walls unless and until the plans have been approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall require Tenant to remove the alterations and restore the Property upon termination of this Lease; or alternatively, whether such alteration shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Notwithstanding the foregoing, Tenant may perform alterations to the Property without Landlord’s consent if such alterations do not affect the structural components of the Property or the Property’s systems. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction the Property. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Property, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Property for work claimed to have been done for or material claimed to have been furnished to, through or under Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing or to provide Landlord with endorsements to Landlord insuring against the existence of or attempted enforcement of such lien. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fee in connection with any construction or alteration and any related lien. Notwithstanding anything contained in this Section 7.02 to the contrary, Tenant shall be permitted to (A) make minor cosmetic alterations (carpeting and painting); (B) rewire electrical lines servicing Tenant’s equipment, and (C) install or replace data cabling without Landlord’s consent; provided, however, Tenant (I) shall not penetrate the roof, the roof membrane, the exterior walls and floor without Landlord’s consent; and (II) shall remove all Tenant’s data cabling in its entirety upon Tenant’s surrender of the Property.

article 8 – Casualty

     Section 8.01. Casualty. In the event of total or partial destruction of the Property by fire or other casualty, Landlord agrees to use commercially reasonable efforts to provide notice to Tenant within sixty (60) days from the date of such casualty stating whether Landlord is able to repair or rebuild the Property within one hundred eighty (180) days from the casualty date. If Landlord provides notice to Tenant that Landlord is able to repair or rebuild the Property within one hundred eighty (180) days from the casualty date, Landlord shall promptly restore and repair same; provided, however, Landlord’s obligation hereunder shall be limited to the reconstruction of the Shell Work and Finish Work. Rent shall proportionately abate during the time that the Property or part thereof is unusable because of any such damage or because of Tenant’s inability to access the Property. Notwithstanding the foregoing, if (i) Landlord provides notice to Tenant that Landlord is unable to repair or rebuild the Property within one hundred eighty (180) days from the casualty date; or (ii) Landlord provides notice to Tenant that the casualty is not covered by the insurance required hereunder or, if covered, such insurance proceeds are insufficient to rebuild the Property; then, in case of clause (i) above, either Landlord or Tenant may, in the case of clause (ii) above, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. If neither party terminates this Lease pursuant to the foregoing and Landlord undertakes the repair and restoration of the Property, but the Property is not repaired and restored within one hundred eighty (180) after such casualty date, then Tenant shall have the right to provide Landlord written notice of its intent to terminate this Lease, which termination shall be effective forty-five (45) days after Landlord receives Tenant’s notice; provided, however, in the event Landlord completes the repair and restoration within such forty-five (45) day period, then Tenant’s right to terminate shall be deemed waived and null and void and the Lease shall continue in full force and effect.

     Section 8.02 All Risk Coverage Insurance. During the Lease Term, Landlord shall maintain all risk coverage insurance on the Property for the full replacement value thereof, but shall not protect Tenant’s property on the Property; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any casualty damage to Tenant’s property, regardless of cause, other than arising from the negligence of Landlord and its employees, agents and invitees. Notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for casualty damage to the Property which is insured against under Landlord’s all risk coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer’s right of subrogation against the other party to this Lease. Payment of premium in such policies shall be the responsibility of Tenant.

article 9 – Responsibility

     Section 9.01. Tenant’s Responsibility. Unless such damage, injury or death is directly and solely the result of Landlord’s negligence, Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Property, or (ii) the occurrence of any accident in or about the Property, or (iii) any act or neglect of Tenant or of any other person; and, unless such damage, injury or death is directly and solely the result of Landlord’s negligence. Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord from, any and all liability for (i) any act or neglect of Tenant regardless of cause, except for any loss or damage covered by Landlord’s all risk coverage insurance as provided in Section 8.02 and except for that caused solely and directly by Landlord’s negligence. This provision shall survive the expiration or earlier termination of this lease.

     Section 9.02 Tenant’s Insurance Tenant shall carry general public liability, broad form property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

(a)	Workers Compensation: minimum statutory amount

(b)	Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000.00 Combined Single Limit for both bodily injury and property damage.

(c)	Landlord and Tenant shall each use their best efforts to negotiate the most favorable rates of insurance, including but not limited to Tenant’s ability to self insure to the extent acceptable to any mortgagee that requires such insurance on the Property.

The general liability insurance policy shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord’s managing agent and mortgagee as additional insured, and shall provided that they may not be canceled on less than thirty (30) days’ prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

article 10 – Eminent Domain

     If all or any substantial part of the Property shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Property shall be acquired by the exercise of eminent domain so that the Property shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award. If the Lease is not terminated pursuant to this Article 10, Minimum Annual Rent shall be reduced as of the date of such taking in the proportion that the area of the Property so taken bears to the total area of the Property.

article 11 – Assignment

Section 11.01 Assignment: Tenant covenants and agrees not to make or permit a Transfer by Tenant, as hereinafter defined, without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed. A “Transfer by Tenant” shall include assignment of this Lease, a sublease of all or any part of the Property or any assignment, sublease, transfer, mortgage, pledge or encumbrance of all or any part of the Property by anyone other than Tenant. Any transfer of fifty percent (50%) or more of the equity interest in Tenant, including transfer by merger, consolidation or liquidation or other change in ownership of Tenant, shall constitute a Transfer by Tenant under this Section. Any such Transfer by Tenant without Landlord’s written consent shall be void and shall constitute a default under this Lease. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of the provisions of this Section or of any other provision of this Lease and any consent by Landlord to Transfer by Tenant shall not be deemed a consent to any subsequent Transfer by Tenant. The foregoing provisions shall not apply to that portion of the outstanding voting stock of Tenant which is listed on a national securities exchange.

Notwithstanding anything in this Article 11 to the contrary, Tenant shall have the unrestricted right to assign this Lease to its parent corporation or to any subsidiary or affiliated corporation or to a corporation which directly or indirectly owns at lease fifty percent (50%) interest in Tenant or in which Tenant owns at lease fifty percent (50%), provided Tenant shall deliver to Landlord an executed copy of the assignment wherein such parent corporation, subsidiary, affiliated corporation, or the corporation which directly or indirectly owns fifty percent (50%) interest, (“Affiliate”) assumes for the benefit of Landlord all of the obligations of Tenant under this Lease and further provided that any such assignment shall not relieve Tenant from liability for the payment of rent or other sums herein provided or from the obligation to keep and be bound by the terms, conditions, and covenants of this Lease.

article 12 – Transfers By Landlord

     Section 12.01. Purchase Option 1. Tenant shall have a Right of First Offer on the purchase of the Property throughout the initial and/or extended term of the Lease. In the event Landlord wishes to make the Property available for purchase, Landlord agrees to give Tenant the option to acquire the property under the same price, terms, and conditions as Landlord intends to offer to any third party buyer. Tenant shall have thirty (30) days to accept or reject Landlord’s terms. In the event Tenant rejects Landlord’s terms, Landlord may not sell the property for less than 95% of the effective proposed terms (including, but not limited to, the effective sales price) without giving Tenant another opportunity to match the terms of the acceptable transaction within five (5) days. Landlord shall also be obligated to reinstate Tenant’s Right of First Offer if the property is not under a binding purchase agreement within six (6) months of initial offer to Tenant and the sale closed within one (1) year of initial offer to Tenant. Tenant shall waive the “Purchase Option 2” as defined herein in the event Tenant waives the Right of First Offer and a purchase/sale transaction is closed with another third party buyer.

     Section 12.02. Purchase Option 2. In addition to the above option to purchase, Tenant shall have the right to notify Landlord of its intention to purchase all of the Property at any time during the last twenty-four (24) months of the initial lease term at a price of Ten Million Dollars ($10,000,000.00). Such closing to occur on the tenth (10th) anniversary of the Commencement Date. In addition, Tenant shall have the option to notify Landlord of its intention to purchase all of the Property during the first extension period for a price of:

Extension Year	1	$10,300,000.00
Extension Year	2	$10,609,000.00
Extension Year	3	$10,927,270.00
Extension Year	4	$11,255,088.00
Extension Year	5	$11,592,740.00

Landlord and Tenant hereby agree that the principal balance on all debt on the Property, if any, which is assumed by Tenant in connection with the purchase of the Property will be deducted from the purchase price.

     Section 12.03 Subordination and Estoppel Certificate. Subject to the terms of this Section 12.02, Landlord shall have the right to subordinate Tenant’s leasehold rights to the lien of any mortgage presently existing or hereafter placed upon the Property by so declaring in such mortgage. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease and/or an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant’s actual knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Landlord represents that there is currently no mortgage placed on the Property. Upon written request by Tenant and at Tenant’s sole cost and expense, in the event a mortgage is placed on the Property, Landlord shall obtain a subordination, non-disturbance and attornment agreement reasonably acceptable to Tenant, Landlord, and Landlord’s lender.

article 13 – Default and Remedy

     Section 13.01 Default. The occurrence of any of the following shall be a “Default”. In the event of default by a party under this Lease, the other party shall use reasonable efforts to mitigate its damages:

     (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after the same is due. Notwithstanding the foregoing sentence, before exercising any of the default remedies of Landlord set forth in this Article 13, Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have five (5) additional days to cure such a default; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than two (2) times in any consecutive twelve (12) month period with respect to any payment defaults in the aggregate.

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

     (c) Tenant shall assign or sublet all or a portion of the Property in contravention of the provisions of Article II of this lease.

     (d) All or substantially all of Tenant’s assets in the Property or interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof with sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they come due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

     Section 13.02 Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within thirty (30) day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default,

Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

     Section 13.03 Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Property for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment provided that Landlord holds right, title and interest to not less than eighty percent (80%) of the Property.

     Section 13.04 Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its right or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to other than a payment on account of rent then due, nor shall any statement on Tenant’s check of any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Property, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.05 Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith.

article 14 – Landlord’s Right to Relocate Tenant

[Intentionally Omitted]

article 15 – Tenant’s Responsibility Regarding
Environmental Laws and Hazardous Substances.

     Section 15.01. Definitions.

     (a) “Environmental Laws” – All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Property, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Property.

     (b) “Hazardous Substances” – Those substances included within the definitions of “hazardous substances”, “hazardous materials”, “toxic substances”, “solid waste” or “infectious waste” under Environmental Laws.

     Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration the Property whether such notice shall be served upon Landlord or Tenant.

     Section 15.03. Restrictions on Tenant. Tenant shall operate its business and maintain the Property in compliance with all Environmental Laws. Tenant shall not cause or permit use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Property, or the transportation to or from the Property of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws.

     Section 15.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, or contractors of the Environmental Laws on, under or about the Property, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Property and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefore concerning Tenant’s actual knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Property.

     Section 15.05. Landlord’s Rights. Landlord and its agents shall have the right, but not the duty, upon advance prior written notice (except in the case of an emergency when no notice shall be required) to inspect the Property and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Property. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not cause Landlord to be liable for any interference, loss, or damage to Tenant’s property or business caused thereby.

     Section 15.06. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

     Section 15.07. Landlord’s Representation. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Property prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same. In the event that Landlord shall use, release or dispose of any Hazardous Substances in, on or about the Property. In addition, Tenant shall have no liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring or any Hazardous Substances existing or generated at, in, on, under or in connection with the Property resulting from the acts of a third-party (other than Tenant’s employees or agents,) except to the extent Tenant exacerbates the same. The costs incurred by Landlord to remediate the same shall not be included in the Operating Expenses.

Article 16 - Miscellaneous

     Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     Section 16.02. Governing Law. This Lease shall be governed in accordance with the Minnesota laws.

     Section 16.03. Guaranty. Exhibit “C-4”

     Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation unless Tenant is unable to complete construction of its initial improvements to the Property due to Force Majeure) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies (except for the governmental process to obtain the permit required to commence construction of the Property). Such party which is excused pursuant to the foregoing shall provide notice to the other of such event which is delaying the performance of any obligation hereunder within five (5) days after the knowledge of such event.

     Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     Section 16.06. Indemnification for Lease Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers, identified in Section 1.01 (J). Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord hereby acknowledges that it shall pay the Brokers pursuant to a separate agreement.

     Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered to the party who is to receive such notice at the address specified in Article 1. I All notices delivered in accordance with the terms of this Section 16.07 will be deemed delivered when delivered to, or refused by, the intended recipient.

     Section 16.08. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

     Section 16.09. Financial Statements. Landlord may view Tenant’s financial statements on Tenant’s internet site. In the event Tenant becomes a private corporation, Landlord shall have the right on a yearly basis to inspect audited financial statements.

     Section 16.10. Representations and Warranties. Landlord and Tenant represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

     Section 16.11. Signs. Tenant may, at its own expense (subject to the terms contained herein), erect a sign concerning the business of Tenant. All signage (including described in the preceding sentence) in or about the Property shall be first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be in compliance with the applicable codes and any recorded restrictions applicable to the Property. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any resulting damage to the Property Notwithstanding the foregoing, Landlord acknowledges and agrees that Landlord shall contribute the amount of Ten Thousand Dollars ($10,000.00) to Tenant in connection with the signage on the Property. Tenant shall be responsible for any and all costs of the foregoing signage in excess of Ten Thousand Dollars ($10,000.00).

     Section 16.12. Option to Extend.

     A. Grant and Exercise of Option. Provided Tenant is not in default beyond any applicable cure period at the time of Tenant’s Extension notice (as hereinafter defined) Tenant shall have the option to extend the Original Term for two (2) successive periods of five (5) years each (the “Extension Term(s)”). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any and (ii) the Minimum Annual Rent shall be adjusted as set forth below (the “Rent Adjustment”). Tenant shall exercise such option by (i) delivering to Landlord, no later than twelve (12) months prior to the expiration of the Original Term or, if applicable, the Extension Term, written notice of Tenant’s desire to extend the Original Term or, if applicable, the Extension Term (each, a “Tenant’s Extension Notice”). Unless Landlord otherwise agrees in writing, Tenant’s failure to timely exercise such option shall waive it and any succeeding option. To prevent the inadvertent failure of Tenant to exercise any extension option provided for in this Lease within the time frames called for herein, it is agreed that Landlord may not terminate this Lease within the time frames called for herein, it is agreed that Landlord may not terminate this Lease until and unless Landlord notifies Tenant in writing and points out that the option to extend or to further extend, as the case may be, has not been exercised. Tenant’s ability to elect the extension option, in each instance, shall continue for a period of fifteen (15) days after receipt of such notice from Landlord; but if Tenant does not during such period send notice of the exercise to Landlord, Tenant’s extension option shall thereafter terminate. In the event Landlord fails to give Tenant the notice provided for in this paragraph prior to the expiration of the Original Term or of any

Extension Term, as the case may be, and if Tenant shall remain in possession of the Property after the expiration of the then current term, then Tenant shall remain in possession as a Tenant from month to month. If Landlord then gives Tenant such notice and Tenant exercises its option to extend then the effective date of such exercise shall be retroactive to the expiration date of the Original Term or the Extension Term, whichever is applicable.

     B. Rent Adjustment. The Minimum Annual Rent for the applicable Extension Terms shall be as follows:

1.	The Lease rate throughout the first renewal term shall be $11.00 per usable sf, with $0.25 annual escalations, with the payment from Landlord to Tenant of a $10.00 psf redecorating allowance, and no real estate commission to any party, at the commencement of the first renewal term.

2.	The Lease rate throughout the second renewal term shall be $12.50 per useable sf, with no additional allowance or commission due.

     Section 16.13. Tenants Right to Review and Approve Financing. Tenant shall have the right to review the terms of any proposed financing to be secured by the Property where the maturity date occurs any time after the commencement of the Extension Terms (“Financing”). Landlord shall present to Tenant in writing the terms of any Financing. Tenant shall either approve or disapprove of the Financing in writing, within five (5) business days following Landlord’s presentation to Tenant in accordance with the terms hereof. If Tenant consents to the terms of the Financing, Landlord may finance the Property in accordance with the terms presented to Tenant. If Tenant serves notice to Landlord that Tenant does not agree with the terms of the Financing, notwithstanding anything to the contrary contained herein, Tenant’s rights set forth in Tenant’s Purchase Option 2 will immediately vest in Tenant and Landlord and Tenant shall proceed to closing under Purchase Option 2.

     Section 16.14. Quiet Enjoyment. If Tenant shall perform all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the quiet enjoyment and peaceful possession of the Property without hindrance from Landlord or any persons lawfully claiming under Landlord, except as may be provided in Section 12.02 hereunder.

     Section 16.15. Americans with Disabilities Act. Landlord represents and warrants that, as of the Commencement Date, the Property shall be in compliance with Title III of the Americans with Disabilities Act.

     Section 16.16. Possession. Notwithstanding anything to the contrary set forth herein, Landlord will tender possession of the Property to Tenant on September 01, 2005. Notwithstanding the foregoing, Tenant may access the Property from time-to-time prior to such date for purposes of performing pre-construction activities, including, but not limited to, measuring the Property.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

FRANCE EDINA PROPERTY, LLP.

By:

Printed:

Title:

TENANT:

REGIS Inc.

By:

Printed:

Title:

STATE OF )
)
COUNTY OF )

     Before me, Notary Public in and for said County and State, personally appeared                                         , by me known and by me known to the                                          Of France Edina Property LLP, who acknowledged the execution of the above and foregoing “Lease Agreement” for and on behalf of said limited partnership.

     WITNESS my hand and Notarial Seal this                      day of                     , 20___.

Notary Public

(Printed Signature)

My Commission Expires:

My County of Residence:

STATE OF )
)
COUNTY OF )

     Before me, Notary Public in and for said County and State, personally appeared                                         , by me known and by me known to the                                                             Of REGIS, Inc., , a Minnesota Corporation, who acknowledged the execution of the above and foregoing “Lease Agreement” for and on behalf of said limited partnership.

     WITNESS my hand and Notarial Seal this                      day of                     , 20___.

Notary Public

(Printed Signature)

My Commission Expires:

My County of Residence:

EXHIBIT A

Legal Description

Tract M, Registered Land Survey No. 1129

PID# 31-028-24-44-0001

EXHIBIT B

Letter of Understanding

Pursuant to Section 2.01 of the Lease, Tenant hereby acknowledges that the commencement date is October 1, 2005; that Tenant has accepted the Property for occupancy and; that the condition of the Property, including any Tenant finish improvement constructed thereon is satisfactory and in conformity with the provisions of this Lease.

 Date:

     REGIS, Inc.

 By:

 Its:

EXHIBIT C

Interior Plans and Specifications

To be provided by Tenant following execution of the lease.

EXHIBIT C-2

Base Building Finish

Bids of the following Base Building Finish are attached hereto:

1.	New roof; materials, installation, warranty;

2.	Equipment and installation of packaged rooftop units;

3.	Chip coating and striping of lot;

If Tenant elects to seal coat at a lesser price then Tenant will reimburse savings to Landlord.

4.	Fourteen (14) 12’x7’ 6 panel windows per plan documents by Welman Sperides. Demolition, installation and clean up.

If Landlord can provide a bid acceptable to Tenant, which is lower than $247,363.00, then Tenant shall reimburse savings to Landlord.

EXHIBIT C-3

Project Schedule

To be provided by Tenant following execution of the Lease.

EXHIBIT “C-4”

Guaranty Agreement

     Guaranty made this ___day of                     , 2005, by REGIS Corporation, a Minnesota Corporation, herein referred to as “Guarantor”, to France Edina Property, LLP, a North Dakota limited liability partnership, herein referred to as “Landlord” for the benefit of REGIS Inc., a Minnesota Corporation, herein referred to as “Tenant”.

Section one
Statement of Guaranty

     In consideration for and as inducement for Landlord, executing and entering into a lease with Tenant, dated                     , 2005, for the premises at 4401 West 76th Street, Edina, Minnesota (the “Lease”), the undersigned Guarantor irrevocably and unconditionally guarantees payment when due, whether by acceleration or otherwise, of all amounts due under the Lease and all obligations and liabilities due and to become to Landlord from Tenant under the Lease together with all interest thereon and all attorney’s fees, costs and expenses of collection incurred by the Landlord in enforcing any such obligations and liabilities. Said guaranty is an absolute guaranty which is binding upon the Guarantor without a notice of acceptance.

Section Two
Acknowledgement

     The undersigned Guarantor agrees to that this guaranty is and shall be an open and continuing guaranty of payment and not collection and all obligations and liabilities to which it applies or may apply shall be conclusively presumed to have been created in reliance hereon and shall continue in full force and effect, notwithstanding any (a) change in rentals or other obligations under the Lease, (b) renewals, modifications, additions or extensions thereto or extensions of time to perform any of the obligations thereunder.

Section Three
Governing Law

     This instrument shall be interpreted in accordance with the law of the State of Minnesota.

Section Four
Default or Termination

     If Tenant defaults under the Lease, Landlord may immediately enforce against Guarantor or Tenant, or both, any rights that it has under the Lease or pursuant to applicable laws. If the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord can enforce those rights against Guarantor.

Section Five
Binding Effect

     This guaranty shall bind the respective heirs, executors, administrators, successors and assigns of the undersigned Guarantor.

     IN WITNESS WHEREOF, Guarantor has set its hand this ___day of                     , 2005.

STATE OF MINNESOTA	)
)
COUNTY OF HENNEPIN	)

     The foregoing instrument was subscribed before me this ___day of                     , 2005, by                      and                                         , the                                          and                                         , respectively, of REGIS CORPORATION, a Minnesota Corporation, on behalf of the corporation.

Notary Public

REGIS CORPORATION:

By:

Its:

By

Its